                                                                  EXHIBIT  10.29




                                  OFFICE LEASE




                                    LANDLORD:

                      AEW/LBA ACQUISITION COMPANY II, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY



                                     TENANT:

                           MAXWELL TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION

               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Office Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1      LANDLORD'S ADDRESS:     AEW/LBA Acquisition Company II, LLC
                                 c/o Layton-Belling & Associates
                                 5510 Morehouse Drive, Suite 150
                                 San Diego, California 92121
                                 Attn: Mr. David C. Thomas
                                 Telephone: (619) 597-8795
                                 Facsimile: (619) 597-0242

                                 With a copy to:

                                 AEW/LBA Acquisition Company II, LLC
                                 c/o Layton-Belling & Associates
                                 4440 Von Karman Avenue, Suite 150
                                 Newport Beach, California 92660
                                 Attn: Mr. Phil A. Belling
                                 Telephone: (714) 833-0400
                                 Facsimile: (714) 553-1211

1.2     TENANT'S ADDRESS:        Prior to Commencement Date:

                                 Maxwell Technologies, Inc.
                                 8888 Balboa Avenue
                                 San Diego, California 92123
                                 Attn: Chief Financial Officer
                                 Telephone: (619) 279-5100
                                 Facsimile: (619) 277-6754

                                 After Commencement Date:

                                 Maxwell Technologies, Inc.
                                 9275 Skypark Court, Suite 400
                                 San Diego, California 92123
                                 Attn: Chief Financial Officer
                                 Telephone: (619) 279-5100
                                 Facsimile: (619) 277-6754

1.3 SITE; PROJECT: The Site consists of the parcel(s) of real property located in the City of San Diego , County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit "A". The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the Building currently located on the Site, as depicted on the site plan attached hereto as Exhibit "A". The aggregate rentable square feet of the office buildings (including the Building) located within the Project contain 202,530 rentable square feet.

1.4 BUILDING: A four (4) story office building located on the Site containing 131,847 rentable square feet, the address of which is 9275 Skypark Court, San Diego, California 92123.

1.5 PREMISES: Those certain premises known as Suite 400 as generally shown on the floor plan attached hereto as Exhibit "B", consisting of a portion of the fourth (4th) floor of the Building, and containing 24,942 rentable square feet (23,905 usable square feet).

1.6      TERM: Sixty-six (66) months, subject to extension as provided in
         Section 2.2 of the Lease.

1.7 COMMENCEMENT DATE: The earlier of (i) August 1, 1997, or (ii) the date that Tenant commences business operations from the Premises.

1.8 MONTHLY BASIC RENT: Upon the commencement of the Term of this Lease, and on the first day of each month thereafter during the Term of this Lease, Tenant shall pay to Landlord, in advance and without offset, as Monthly Basic Rent for the Premises the following monthly payments:

                                                      MONTHLY BASIC RENT
                         MONTHS                    PER RENTABLE SQUARE FEET
                         ------                    ------------------------

               Prorated for any partial month               $1.35
                  and the first full month

                            2-7                              Free
                                                 (subject to Section 3.1 hereof)

                            8-12                            $1.35

                           13-24                            $1.404

                           25-36                            $1.46

                           37-48                            $1.518

                           49-60                            $1.578

                           61-66                            $1.641

1.9 TENANT'S PERCENTAGE: 18.92%. Accordingly, as more particularly set forth in Sections 4.3 and 4.4 hereof, Tenant shall pay to Landlord 18.92% of the "Operating Expenses" (as defined in Section 4.4) in excess of "Landlord's Contribution to Operating Expenses" as defined in
         Section 1.10 of the Summary below.

1.10 LANDLORD'S CONTRIBUTION TO OPERATING EXPENSES: Tenant's Percentage of Operating Expenses incurred by Landlord during calendar year 1997 (the "BASE YEAR"), adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed Building ready for occupancy and that the Building is one hundred percent (100%) occupied during such year.

1.11     SECURITY DEPOSIT: None.

1.12     PERMITTED USE: General office uses.

1.13     BROKERS:  Landlord is not represented by a broker.
                   CB Commercial Real Estate Group, Inc. is representing Tenant.

1.14 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus five percent (5%); (b) the maximum rate permitted by law; or (c) the actual rate paid by Landlord.

1.15 TENANT IMPROVEMENTS: The initial tenant improvements installed or to be installed in the Premises as described in Section 12.5 of this Lease.

1.16 PARKING PASS RATIO: Three and seven tenths (3.7) parking spaces per one thousand (1,000) usable square feet in the Premises, consisting of (i) seventy-eight (78) unreserved parking spaces and (ii) ten (10) reserved covered parking spaces.

1.17 BUSINESS HOURS FOR THE BUILDING. 7:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays (except Building Holidays). "BUILDING HOLIDAYS" shall mean New Year's Day, Labor Day, Presidents' Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord, in Landlord's reasonable discretion, as holidays for the Building so long as such other national holidays are adopted by other landlords of comparable buildings in the vicinity of the Building.

1.18     GUARANTORS: None.


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
                           STANDARD FORM OFFICE LEASE

                                TABLE OF CONTENTS

SECTION                               TITLE                                 PAGE
-------                               -----                                 ----

    1.    Premises ........................................................   1

    2.    Term ............................................................   2

    3.    Rent ............................................................   4

    4.    Common Areas; Operating Expenses ................................   4

    5.    [Intentionally Deleted] .........................................   8

    6.    Use .............................................................   8

    7.    Payments and Notices ............................................   9

    8.    Brokers .........................................................  10

    9.    Surrender; Holding Over .........................................  10

    10.   Taxes on Tenant's Property ......................................  10

    11.   Condition of Premises; Repairs ..................................  11

    12.   Alterations .....................................................  11

    13.   Liens ...........................................................  13

    14.   Assignment and Subletting .......................................  13

    15.   Entry by Landlord ...............................................  15

    16.   Utilities and Services ..........................................  15

    17.   Indemnification and Exculpation .................................  17

    18.   Damage or Destruction ...........................................  17

    19.   Eminent Domain ..................................................  18

    20.   Tenant's Insurance ..............................................  19

    21.   Landlord's Insurance ............................................  20

    22.   Waiver of Claims; Waiver of Subrogation .........................  20

    23.   Tenant's Default and Landlord's Remedies ........................  20

    24.   Landlord's Default ..............................................  22

    25.   Subordination ...................................................  22

    26.   Estoppel Certificate ............................................  23

    27.   Intentionally Deleted ...........................................  23

    28.   Modification and Cure Rights of Landlord's Mortgagees and Lessors  23

    29.   Quiet Enjoyment .................................................  23

    30.   Transfer of Landlord's Interest .................................  23

    31.   Limitation on Landlord's Liability ..............................  23

    32.   Miscellaneous ...................................................  24

    33.   Lease Execution .................................................  25

    34.   Arbitration .....................................................  27

EXHIBITS

EXHIBIT "A"   Site Plan
EXHIBIT "B"   Floor Plan
EXHIBIT "C"   [INTENTIONALLY DELETED]
EXHIBIT "D"   Sample Form of Notice of Lease Term Dates
EXHIBIT "E"   Rules and Regulations
EXHIBIT "F"   Sample Form of Tenant Estoppel Certificate

                          INDEX OF MAJOR DEFINED TERMS

                                                      LOCATION OF
DEFINED TERMS                                         DEFINITION IN OFFICE LEASE

Abandonment ...........................................................       20
Actual Statement ......................................................        7
ADA ...................................................................        8
Affiliate .............................................................       14
Audit Notice ..........................................................        7
Base Year .............................................................       ii
Brokers ...............................................................       ii
Building ..............................................................        i
Building Common Areas .................................................        4
Building Holidays .....................................................       ii
Building Top Signs ....................................................        8
Build-to-Suit Transaction .............................................       26
claims ................................................................       26
Commencement Date .....................................................        i
Communications Equipment ..............................................       25
days ..................................................................       24
Directory Signage .....................................................        9
Economic Terms ........................................................        2
Election Date .........................................................        2
Election Notice .......................................................       18
Eligibility Period ....................................................       16
Entry Door and Premises Lobby Signage .................................        9
Estimate Statement ....................................................        7
Excess Expenses .......................................................        5
First Refusal Notice ..................................................        2
First Refusal Space ...................................................        1
Force Majeure Delays ..................................................       25
Hazardous Materials ...................................................        9
HVAC ..................................................................       11
Improvement Allowance .................................................       12
Improvement Allowance Items ...........................................       13
Improvement Drawings ..................................................       13
Indemnified Claims ....................................................       17
Invoice ...............................................................       22
Landlord ..............................................................        1
Landlord Indemnified Parties ..........................................        9
Landlord's Contribution to Operating Expenses .........................       ii
Lease .................................................................        1
Monthly Basic Rent ....................................................        i
Must Take Effective Date ..............................................        1
Must Take Space .......................................................        1
New Lease Transactions ................................................       26
Operating Expenses ....................................................        5
Option Notice .........................................................        3
Option Rent ...........................................................        3
Option Term ...........................................................        3
Original Tenant .......................................................        1
Outside Agreement Date ................................................        3
PCBs ..................................................................        9
Permitted Transfer ....................................................       14
Permitted Use .........................................................       ii
Pre-Approved Change ...................................................       11
Premises ..............................................................        i
Project ...............................................................        i
Project Common Areas ..................................................        4
Real Property Taxes and Assessments ...................................        6
Relocation Transaction ................................................       26
Renewal Rental Rate ...................................................        3
rent ..................................................................        4
Security Deposit ......................................................       ii
Site ..................................................................        i
Summary ...............................................................        1
Superior Lease ........................................................        1
Superior Rights .......................................................        1
Tenant ................................................................        1
Tenant Changes ........................................................       11
tenant concessions ....................................................        3
Tenant Improvements ...................................................       13
Tenant Indemnified Parties ............................................       17
Tenant Parties ........................................................       17

Tenant's Agents .......................................................       13
Tenant's Election Notice ..............................................        2
Tenant's Parties ......................................................        9
Tenant's Percentage ...................................................       ii
Tenant's Review Period ................................................        3
Tenant's Signage ......................................................        9
Term ..................................................................        i
Termination Date ......................................................       26
Termination Notice ....................................................       26
Termination Option ....................................................       26
Transfer ..............................................................       13
Transfer Notice .......................................................       14
Transferee ............................................................       14
worth at the time of award ............................................       21

                                  OFFICE LEASE

This LEASE, which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference ("LEASE"), is made as of the _ day of June, 1997, by and between AEW/LBA ACQUISITION COMPANY II, LLC, a California limited liability company ("LANDLORD"), and MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("TENANT").

1.       PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above, improved or to be improved with the Tenant Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

1.2 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, and subject to the terms of this Lease, Landlord reserves for itself the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.

1.3 RENTABLE AND USABLE SQUARE FEET OF PREMISES. Landlord and Tenant agree that the number of rentable and usable square feet contained in the Premises and the Building, as well as Tenant's Percentage are (and are stipulated to be) as set forth in the Summary.

1.4 MUST TAKE SPACE. Tenant hereby agrees to add to the Premises the balance of the fourth (4th) floor of the Building stipulated by the parties hereto to contain 9,606 rentable (9207 usable) square feet of space ("MUST TAKE SPACE"). The effective date of Tenant's lease of the Must Take Space shall be the first day of the thirteenth (13th) month of the Lease Term ("MUST TAKE EFFECTIVE DATE") and Tenant shall not be obligated to pay any Basic Rent or Operating Expenses for the Must Take Space until the Must Take Effective Date. Notwithstanding anything above to the contrary, and upon at least twenty (20) days prior written notice to Landlord, Tenant may enter the Must Take Space three (3) months prior to the Must Take Effective Date in order to commence construction of the Tenant Improvements in the Must Take Space in accordance with Section 12.5; provided, however, that such early entry shall be subject to all of the terms and provisions of this Lease (except for the obligation to pay rent, unless Tenant commences business operations from the Must Take Space, in which event Tenant's obligation to pay rent shall commence on such date), and such reasonable rules and procedures promulgated by Landlord; provided further, that without limiting the generality of the foregoing, Landlord shall not be responsible for and Tenant is required to obtain insurance covering, any loss, including theft, damage or destruction to any work or material installed or stored by Tenant or Landlord, or any contractor or individual involved in the completion of the Tenant Improvements into the Must Take Space, or for any injury to Tenant or Tenant's employees, invitees, licensees or Tenant's Agents (as such term is defined in Section 12.5 hereof) and provided further that Landlord shall have the right to post the appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Section 20 of this Lease. Tenant's lease of the Must Take Space shall be on the same terms and conditions as affect the original Premises throughout the Lease Term, including, without limitation, the same Base Year (1997), and, on a per rentable square foot basis, the same Monthly Basic Rent, which Monthly Basic Rent shall increase, on each annual anniversary of the Commencement Date, by the same per rentable square foot increase as the Monthly Basic Rent for the initial Premises (four percent (4%)). On the Must Take Effective Date, Tenant's Percentage shall be increased to take into account the addition of the number of rentable square feet of the Must Take Space to the Premises. Tenant acknowledges and agrees that the Must Take Space shall be leased to Tenant in its "as is" condition (as of the date hereof). The Lease Term for the Must Take Space shall expire coterminously with the Lease Term for the initial Premises. Notwithstanding anything above to the contrary, Landlord shall not be liable to Tenant or otherwise be in default hereunder in the event that Landlord is unable to deliver the Must Take Space to Tenant on the projected delivery date thereof due to the failure of any other tenant to timely vacate and surrender to Landlord such Must Take Space, or any portion thereof; provided, however, Landlord agrees to use its commercially reasonable efforts to enforce its right to possession of such Must Take Space against such other tenant. Promptly after Landlord's delivery of the Must Take Space to Tenant, Landlord and Tenant shall execute an amendment to this Lease adding the Must Take Space to the Premises upon the terms and conditions set forth in this Section 1.4. The construction of any improvements by Tenant in the Must Take Space shall be in accordance with
Section 12.5 of this Lease and Landlord shall, in accordance with Section 12.5 hereof, provide Tenant with an improvement allowance in an amount up to Six Dollars ($6.00) per usable square foot of the Must Take Space for the costs relating to the design and construction of the initial improvements in the Must Take Space, the disbursement of which improvement allowance shall be in strict accordance with Section 12.5 hereof.

1.5 RIGHT OF FIRST REFUSAL. Landlord hereby grants to the Tenant named in the Summary ("ORIGINAL TENANT") a continuing right of first refusal with respect to available space located on the first (1st) floor of the Building (the "FIRST REFUSAL SPACE"). Notwithstanding the foregoing (i) for First Refusal Space which is subject to a lease as of the date of this Lease, such first refusal right of Tenant shall commence only following the expiration or earlier termination of such existing lease (such existing lease may be referred to herein as the "SUPERIOR LEASE"), including any renewal of such Superior Lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenant(s) of the Superior Lease (the rights described in items (i) and (ii), above to be known collectively as "SUPERIOR RIGHTS"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Section 1.5; provided, however, that in addition to the Permitted Use set forth in Section 1.12 of the Summary, Tenant shall be permitted to use the First Refusal Space (but not the initial Premises or the Must Take Space) for light manufacturing, laboratories and product distribution so long as any such uses are otherwise in compliance with all of the terms and provisions of this Lease including, but not limited to, Section 6.1. Notwithstanding anything in this Section 1.5 to the contrary, the rights contained in this Section 1.5 may also be exercised by any Affiliate (as defined Section 14.2 hereof) of the Original Tenant.

(a) Procedure. Landlord shall notify Tenant (the "FIRST REFUSAL NOTICE") when Landlord receives a proposal or request for proposal that Landlord would seriously consider for all or any portion of the First Refusal Space, where no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space which is the subject of the proposal or request for proposal and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "ECONOMIC TERMS"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Refusal Notice shall not apply during the last twelve (12) months of the initial Lease Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section 2.2(c) below nor shall Landlord be obligated to deliver the First Refusal Notice during the last nine (9) months of the initial Lease Term unless Tenant has delivered the Option Notice to Landlord pursuant to Section 2.2(c) below.

(b) Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant (the "ELECTION DATE"), Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall elect either to (i) lease the entire First Refusal Space described in the First Refusal Notice upon the Economic Terms set forth in the First Refusal Notice and the same non-economic Terms as set forth in this Lease; (ii) refuse to lease such First Refusal Space identified in the First Refusal Notice, specifying that such refusal is not based upon the Economic Terms set forth by Landlord in the First Refusal Notice, but upon Tenant's lack of need for such First Refusal Space, in which event Landlord may lease such First Refusal Space to any entity on any terms Landlord desires and Tenant's right of first refusal set forth herein shall thereupon terminate and be of no further force or effect; or (iii) refuse to lease the First Refusal Space, specifying that such refusal is based upon the Economic Terms set forth in the First Refusal Notice, in which event Tenant shall also specify in Tenant's Election Notice revised Economic Terms upon which Tenant would be willing to lease such First Refusal Space from Landlord. If Tenant does not so respond in writing to Landlord's First Refusal Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) above. If Tenant timely delivers to Landlord Tenant's Election Notice pursuant to clause (iii) above, Landlord may elect either to: (A) lease such First Refusal Space to Tenant upon the revised Economic Terms specified by Tenant in Tenant's Election Notice, and the same non-Economic Terms as set forth in this Lease; or (B) lease the First Refusal Space to any person or entity upon any terms Landlord desires; provided, however, if
         (1) the Economic Terms of Landlord's proposed lease to said third party are more favorable to the third party than those Economic Terms proposed by Tenant in Tenant's Election Notice, or (2) the size of the First Refusal Space to be leased to such third party is less than the size of the First Refusal Space offered to Tenant, before entering into such third party lease, Landlord shall notify Tenant of such more favorable Economic Terms (or such reduced size) and Tenant shall have the right to lease the First Refusal Space upon such more favorable Economic Terms (or as to such reduced size) by delivering written notice thereof to Landlord within two (2) business days after Tenant's receipt of Landlord's notice. If Tenant does not elect to lease such space from Landlord within said two (2) business day period, Tenant shall be deemed to have elected the option described in clause (ii) above and Tenant's right of first refusal set forth herein shall thereupon terminate and be of no further force or effect.

(c) Construction of First Refusal Space. Tenant shall take the applicable First Refusal Space in its then "as-is" condition, and Tenant shall be entitled to construct improvements in the First Refusal Space in accordance with the provisions of Section 12 (but excluding Section 12.5) of this Lease.

(d) Lease of First Refusal Space. If Tenant timely exercises Tenant's right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Refusal Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the Economic Terms and conditions as provided in this Section 1.5. All terms and provisions of the Lease, including Tenant's unreserved parking privileges and Tenant's Percentage, shall be adjusted to take into account the addition of the First Refusal Space to the Premises. Tenant shall commence payment of rent for the First Refusal Space and the Lease Term of the First Refusal Space shall commence upon the date Landlord makes possession of the First Refusal Space available to Tenant. The lease term for the First Refusal Space shall be for a term coterminous with Tenant's lease of the initial Premises.

(e)      Termination of Right of First Refusal. The rights set forth in this
         Section 1.5, and Landlord's obligations with respect thereto, shall be personal to the Original Tenant. The right of first refusal granted herein shall terminate with respect to such First Refusal Space upon the failure by Tenant to exercise its right of first refusal with respect to such First Refusal Space as offered by Landlord. Tenant shall not have the right to lease the First Refusal Space if, as of the date of the attempted exercise of any right of first refusal by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods.

2.       TERM.

2.1 TERM; NOTICE OF LEASE DATES. The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date, and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

2.2      OPTION TERM.

(a) Option Right. Landlord hereby grants the Original Tenant and any Affiliate of the Original Tenant one (1) option to extend the Lease Term (for the entire Premises only (including the Must Take Space)) for a period of three (3) years (the "OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and, at Landlord's option, Tenant is not in default under this Lease as of the end of the initial Lease Term (with any applicable notice and cure periods having expired). The rights contained in this Section 2.2 shall be personal to the Original Tenant and to any Affiliate of the Original Tenant and may only be exercised by the Original Tenant and by any Affiliate of the Original Tenant (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant and/or any Affiliate of the Original Tenant occupies at least fifty percent (50%) of the Premises as of the date it exercises its option in accordance with the terms of this Section 2.2.

(b) Option Rent. The Rent payable by Tenant during the Option Term (the "OPTION RENT") shall be equal to the Renewal Rental Rate (as hereinafter defined). The term "RENEWAL RENTAL RATE" shall mean the rate being charged to tenants for comparable space by Landlord in the Building (or, if not enough comparable transactions exist in the Building, then the rate being charged to tenants for comparable space in, as reasonably determined by Landlord, comparable buildings in the vicinity of the Building), with similar amenities, taking into consideration the size, location, floor level, the proposed term of the Option Term, the extent of the services to be provided and any other relevant terms and conditions in each instance including "tenant concessions," if any, then being offered to prospective tenants in the Building or comparable buildings. The term "TENANT CONCESSIONS" shall include, without limitation, so-called free rent, tenant improvement allowances, and other tenant inducements, taking into account the value of the existing improvements in the Premises, based on the age, quality and layout of the improvements. The Renewal Rental Rate will be an effective rate, not specifically including, but accounting for, the appropriate tenant concessions described above.

(c) Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, by delivering written notice ("OPTION NOTICE") to Landlord not less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option. Failure of Tenant to deliver the Option Notice to Landlord on or before the date specified above shall be deemed to constitute Tenant's failure to exercise its option to extend. If Tenant timely exercises its option to extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent shall be determined as provided below.

(d) If a determination of the Renewal Rental Rate is required under the Lease, then Landlord will provide written notice of Landlord's determination of the Renewal Rental Rate not later than thirty (30) days after the date upon which Tenant timely exercises the right giving rise to the necessity for such Renewal Rental Rate determination. Tenant will have thirty (30) days ("TENANT'S REVIEW PERIOD") after receipt of Landlord's notice of the Renewal Rental Rate within which to accept such Renewal Rental Rate or to reasonably object thereto in writing. Tenant's failure to object to the Renewal Rental Rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's approval and acceptance thereof. If Tenant reasonably objects to the Renewal Rental Rate submitted by Landlord within Tenant's Review Period, Landlord and Tenant will attempt in good faith to agree upon such Renewal Rental Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such Renewal Rental Rate within fifteen (15) days following the expiration of Tenant's Review Period (the "OUTSIDE AGREEMENT DATE"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

(e)      (i)      Landlord and Tenant will each appoint one (1) independent
                  appraiser who by profession must be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties comparable to the Building located in the vicinity of the Building. The determination of the appraisers will be limited solely to the issue of whether Landlord's or Tenant's submitted Renewal Rental Rate for the leased area at issue is the closest to the actual Renewal Rental Rate for such area as determined by the appraisers, taking into account the requirements specified in Section 2.2(b) above. Each such appraiser will be appointed within fifteen (15) days after the Outside Agreement Date.

         (ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

         (iii) The three (3) appraisers will within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties will use Landlord's or Tenant's submitted Renewal Rental Rate, and will notify Landlord and Tenant thereof.

         (iv) The decision of the majority of the three (3) appraisers will be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Subsection (e)(i) hereinabove, the appraiser appointed by one of them will, within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's submitted Renewal Rental Rate) and notify Landlord and Tenant thereof, and such appraiser's decision will be binding upon Landlord and Tenant.

         (v) If the two (2) appraisers fail to agree upon and timely appoint a third appraiser, both appraisers will be dismissed and the matter to be decided will be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's submitted Renewal Rental Rate).

         (vi) The cost of appraisal (and, if necessary, arbitration) will be shared by Landlord and Tenant equally.

         (vii) If the process described in this Section 2.2 has not resulted in a selection of Landlord's or Tenant's Renewal Rental Rate by the commencement of the applicable period, then the existing rent will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Basic Rent or other amounts if the appraisers select Tenant's estimate of the Renewal Rental Rate.

2.3 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date for the purpose of performing Tenant's Work, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 20, 21 and 23, except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay Monthly Basic Rent or any additional rent during the period of such early occupancy. Tenant agrees to provide Landlord with prior notice of any such intended early occupancy.

3.       RENT.

3.1 BASIC RENT. Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset except that the first full month's Monthly Basic Rent shall be paid upon the execution of this Lease. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month. Notwithstanding anything to the contrary in Section 1.8 of the Summary, (i) Tenant agrees to pay to Landlord during Tenant's free rent period (i.e., months two (2) through seven (7) of the Lease Term), an amount equal to $.20 per rentable square foot in the Premises for each such month in Tenant's free rent period in order to partially reimburse Landlord for Tenant's occupancy of the Premises during such free rent period and (ii) such free rent period shall be null and void if Tenant is in default under the Lease (with all applicable notice and cure periods having expired) at any time prior to or during such free rent period.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant to Landlord under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, Tenant's Percentage of Operating Expenses in excess of Landlord's Contribution to Operating Expenses as provided in
Section 6) shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset whatever, in lawful money of the United States of America.

4.       COMMON AREAS; OPERATING EXPENSES.

4.1 DEFINITIONS; TENANT'S RIGHTS. During the Term of this Lease, Tenant shall have the non-exclusive right to use, in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Section 6.1 below, those portions of the Project (the "PROJECT COMMON AREAS") not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Project (or by the sublessees (agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. The common areas appurtenant to the Building shall be referred to herein as the "BUILDING COMMON AREAS" and shall include, without limitation, the following areas:

(a) the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant's premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises; and

(b) the parking structure and parking areas (subject to Section 6.2 below), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the "Common Areas".

4.2 LANDLORD'S RESERVED RIGHTS. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably interfere with Tenant's use of or access to the Premises, Tenant's Signage or Tenant's parking privileges:

(a) expand the Building and construct or alter other buildings or improvements on the Site;

(b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Section 6.2, parking spaces and parking areas;

(c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building; and

(d) perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

Notwithstanding the foregoing, in taking any action pursuant to this Section 4.2, Landlord shall use commercially reasonable efforts so as to not materially and adversely affect (A) Tenant's sign rights set forth in this Lease; or (B) the number and/or location of Tenant's parking spaces; or (C) Tenant's ingress and egress to the Building and/or parking structure.

4.3 EXCESS EXPENSES. In addition to the Monthly Basic Rent required to be paid by Tenant pursuant to Section 3.1 above, during each month during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary), Tenant shall pay to Landlord the amount by which Tenant's Percentage of Operating Expenses for such calendar year exceeds Landlord's Contribution to Operating Expenses (such amount shall be referred to in this Section 4 as the "EXCESS EXPENSES"), in the manner and at the times set forth in the following provisions of this Section 4. Notwithstanding anything contained in this Section 4 of this Lease to the contrary, the aggregate Operating Expenses shall not, in any calendar year after the Base Year, increase more than seven percent (7%) over the Operating Expenses for the immediately preceding calendar year.

4.4 DEFINITION OF OPERATING EXPENSES. As used in this Lease, the term "OPERATING EXPENSES" shall consist of all costs and expenses of operation and maintenance of the Building, the Common Areas and the Site, as determined by standard accounting practices, calculated assuming (i) the Building is one hundred percent (100%) occupied, (ii) the Building is fully assessed (reflecting the acquisition of the Building by Landlord) and fully completed as of the Commencement Date, and (iii) all tenants are paying full rent, disregarding free rent or any reduced rent. Operating Expenses shall include the following costs by way of illustration but not limitation: (a) Real Property Taxes and Assessments (as defined in Section 4.5 below) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Building, Common Areas, and/or Site pursuant to any covenants, conditions and restrictions affecting the Site, Common Areas or Building; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; (e) costs of insurance obtained by Landlord pursuant to Section 21 of this Lease;
(f) waste disposal and janitorial services; (g) security; (h) costs incurred in the management of the Site, Building and Common Areas, including, without limitation: (1) supplies, (2) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the operation and maintenance of the Site, Building and Common Areas, and (3) a management/administrative fee not to exceed five percent (5%) of the annual gross receipts of the Project; (i) supplies, materials, equipment and tools; (j) repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (k) maintenance, costs and upkeep of all parking and Common Areas: (l) amortization on a straight-line basis over the useful life together with interest at the Interest Rate (as defined in Section 1.14 of the Summary of this Lease) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of this Lease under any governmental law or regulation that was not applicable to the Building as of the date hereof; (m) costs and expenses of gardening and landscaping; (n) maintenance of signs (other than signs of tenants of the Building); (o) personal property taxes levied on or attributable to personal property used in connection with the Building, the Common Areas and/or the Site; and (p) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. For purposes of determining Landlord's Contribution to Operating Expenses, Operating Expenses shall not include one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or supplies.

Notwithstanding anything to the contrary contained in this Lease, "Operating Expenses" shall not include any of the following:

         (1)  Any ground lease rental or master lease rental;

         (2) Costs reimbursed by insurers, governmental authorities or any other entity;

         (3) Costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for other tenants or occupants in the Building or the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants of the Building or the Project;

         (4) Marketing costs including any sale/transfer/leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, agreements, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with sale/transfer/lease, sublease and/or assignment negotiations and transactions with present or prospective purchasers, tenants or other occupants of the Building or the Project;

         (5) Costs incurred by Landlord, including attorneys' fees and costs, judgment and awards, due to the violation by Landlord or other tenants or occupants of the Project of (A) the terms and conditions of any lease or other occupancy of space in the Building or the Project, (B) this Lease, (C) any master lease, or (D) any other agreements, covenants, conditions and restrictions encumbering the Building or the Project;

         (6) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

         (7) Penalties, fines and interest incurred as a result of Landlord's negligence, inability or unwillingness to make any payments when due or to file any real property tax, income tax or informational returns when due;

         (8) Costs arising from Landlord's charitable or political contributions;

         (9) Costs for acquisition of sculpture, paintings or other objects of art (but not excluding customary janitorial and maintenance associated with any such items);

         (10) Advertising and promotional expenditures, and the cost of signs in or on the Project identifying the owner of the Building or other tenants of the Building or the Project;

         (11) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except actions where the default of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building and/or the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Building, disputes of Landlord with Building or parking management, or outside fees paid in connection with disputes with other tenants:

         (12) Attorneys' fees and costs in connection with any litigation between Landlord and Tenant;

         (13) Costs associated with the installation, maintenance and removal of any signage associated with the tenants of the Building (except for any directory signage, directional signage and any signs required by Law);

         (14) Any rental and associated costs, either actual or not, for the leasing office of Landlord, but not excluding any commercially reasonable on-site property management office rental and associated costs for an office not to exceed 3,000 rentable square feet in area;

         (15) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

         (16) Any entertainment, dining or travel expenses of Landlord for any purpose;

         (17) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, or other tenants, employees, vendors, contractors, prospective tenants and agents; and

         (18) Except for costs relating to any of Tenant's actions or any failure to act where Tenant is responsible under this Lease to so act, any costs, expenses, fees or penalties incurred by Landlord to comply with any Hazardous Materials laws, rules, ordinances or regulations enacted prior to the Commencement Date.

4.5 DEFINITION OF REAL PROPERTY TAXES AND ASSESSMENTS. All Real Property Taxes and Assessments shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. As used in this Lease, the term "REAL PROPERTY TAXES AND ASSESSMENTS" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, Building. Common Areas or Site, including the following by way of illustration but not limitation:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding the foregoing, if after the Commencement Date Real Property Taxes and Assessments are reduced, then for purposes of all subsequent Lease Years including the Lease Year in which the reduction occurs, Landlord's Contribution to Operating Expenses shall be proportionately reduced. Notwithstanding the foregoing provisions of this Section 4.5 above to the contrary, "Real Property Taxes and Assessments" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

4.6 ESTIMATE STATEMENT. By the first day of April of each calendar year during the Term of this Lease (after the Base Year noted in Section 1.10 of the Summary), Landlord shall endeavor to deliver to Tenant a line item statement ("ESTIMATE STATEMENT") estimating the Operating Expenses for the current calendar year and the estimated amount of Excess Expenses payable by Tenant. Landlord shall have the right no more than three (3) times in any calendar year to deliver a revised Estimate Statement showing the Excess Expenses for such calendar year if Landlord determines that the Excess Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement (or current calendar year's revised Estimate Statement) is received.

4.7 ACTUAL STATEMENT. By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("ACTUAL STATEMENT") of the actual Operating Expenses and Excess Expenses for the immediately preceding calendar year. If the Actual Statement reveals that Excess Expenses were over-stated or under-stated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 4.6 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or, Landlord shall pay to Tenant (or credit against the next monthly rent falling due), the amount of such over-payment, as the case may be. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

4.8 NO RELEASE. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant's payment of Excess Expenses, nor shall it relieve Tenant of its obligations to pay Excess Expenses pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until ten (10) business days after receipt of such statement.

4.9 BOOKS AND RECORDS. Landlord shall maintain books and records in accordance with sound accounting and management practices, reflecting the Operating Expenses. If Tenant wishes to review or audit the amount of Tenant's Percentage of Operating Expenses or any component thereof as to the Base Year or as to the first Lease Year immediately following the Base Year, Tenant must deliver to Landlord a written notice of Tenant's desire to review or audit Landlord's books and records ("AUDIT NOTICE") within six (6) months following Tenant's receipt of Landlord's first annual reconciliation. Thereafter, if Tenant wishes to review or audit Tenant's Percentage of Operating Expenses as to any subsequent Lease Year, Tenant and its duly authorized representatives (which representatives (including Tenant's auditors, if any) shall be subject to Landlord's reasonable approval) shall have the right to do so with respect to any calendar year within one (1) year following receipt of the applicable
Actual Statement for such calendar year, upon thirty (30) days' prior delivery of an Audit Notice. Such audit will be conducted (i) during normal business hours at Landlord's business offices or at the management office of the Building; (ii) on consecutive business days until completed; and (iii) in an expeditious manner so as to minimize interference with Landlord's operations. Landlord agrees that Tenant or its auditors shall have the right to photocopy Landlord's books and records at Tenant's sole cost and expense. Tenant shall pay in a timely manner as required by this Lease any amounts stated as due on the Actual Statement, provided that such payment shall not waive any right to audit and/or dispute by Tenant as set forth herein. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or
(iv) perform any other tasks other than making available such accounting records as are described in this paragraph. Tenant agrees to deliver to Landlord the results of any such audit within ninety (90) days of completion of the audit. If Tenant does not deliver an Audit Notice as to any annual reconciliation within the time frames set forth hereinabove, then Tenant acknowledges and agrees that such annual reconciliation will be conclusively binding on Tenant.

If Tenant's audit or review reveals that Landlord has overcharged Tenant and Landlord agrees with the results of such audit or the results of such audit are confirmed in an arbitration between the parties pursuant to Section 34, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge plus interest at the Interest Rate stated in Section 1.14 of the Summary. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant,

Tenant agrees to reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate stated in Section 1.14 of the Summary within thirty
(30) days of demand by Landlord. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Tenant's Percentage of Operating Expenses as set forth in a certified statement sent to Tenant was in error in Landlord's favor by more than eight percent (8%) of the amount paid by Tenant prior to delivering the Audit Notice and Landlord agrees with the results of such audit or the results of such audit are confirmed in an arbitration between the parties pursuant to Section 34, then Landlord agrees to pay the reasonable, third-party cost of such audit incurred by Tenant within thirty (30) days of demand by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit. Landlord shall not be liable for any contingency fee payments to any auditors or consultants of Tenant. Tenant agrees to keep the results of the audit (and any settlement, if any, resulting therefrom) confidential and will cause its agents, employees and contractors to keep such results (and any settlement, if any, resulting therefrom) confidential. If Landlord disputes the results of Tenant's audit of Operating Expenses, Landlord shall have the right to initiate an arbitration of the dispute as provided in Section 34.

5.       [INTENTIONALLY DELETED].

6.       USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "E", and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 ("ADA") as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises; provided, however, that Landlord shall be responsible for any costs (if any) of causing the restrooms of the floor on which the Premises are located (which restrooms constitute part of the Premises) to comply, as of the date hereof, with the ADA in effect as of the date hereof. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises.

6.2      PARKING.

(a) Tenant's Parking Privileges. During the Term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking spaces specified in Section 1.16 of the Summary hereof based on the parking pass ratio set forth therein for use by Tenant's employees in the common parking areas for the Building within the Project, as designated by Landlord from time to time. In addition to the parking spaces specified in Section 1.16 of the Summary, Tenant shall be entitled, on a non-exclusive basis and in common with other tenants of the Project, to twelve (12) visitor parking spaces within the Project, the exact location of which is set forth on Exhibit "A." Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking spaces designated in Section 1.16 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking spaces, and/or make all or a portion of such spaces reserved so long as Tenant is provided the number of parking spaces in Section 1.16 of the Summary.

(b) Parking Charges; Loss of Parking Spaces. Each of Tenant's parking spaces set forth in Section 1.16 of the Summary hereof shall not be subject to any additional charge to Tenant. In addition to such parking spaces for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors, subject to availability of spaces.

(c) Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit "E" attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant's parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

6.3 SIGNS AND AUCTIONS. Subject to compliance with all governmental rules and requirements and the provisions of this Lease, Tenant shall have (i) the exclusive right to install a building top sign identifying Tenant's name on the north and east facing sides of the Building (the "BUILDING TOP SIGNS"), (ii) the right to have Landlord install, at Tenant's sole cost and expense and in Landlord's standard manner, directory strips on the Building directory in the lobby of the Building to display Tenant's name, the names of Tenant's principal employees and Tenant's location in the Building (the "DIRECTORY SIGNAGE"), and (iii) the right to install signs identifying Tenant's name in the lobby entrance to its Premises and on the entry doors of the Premises (the "ENTRY DOOR AND PREMISES LOBBY SIGNAGE"). The Building Top Signs, the Directory Signage and the Entry Door and Premises Lobby Signage are collectively referred to as "TENANT'S SIGNAGE." The exact location, dimensions, color, illumination and other features of Tenant's Signage shall be subject to Landlord's prior approval in accordance with the Project's signage program. The Building Top Signs right is personal to the Original Tenant and to any Affiliate of the Original Tenant only so long as the Original Tenant or any Affiliate of the Original Tenant is occupying one hundred percent (100%) of the total rentable square feet comprising the initial Premises (not including the Must Take Space). Tenant's Signage shall be installed (except for the installation of the Directory Signage (which shall be installed by Landlord)) and maintained by Tenant at Tenant's sole cost and expense pursuant to an installation and maintenance program approved and supervised by Landlord. If Tenant fails to maintain Tenant's Signage in a manner reasonably satisfactory to Landlord, then Landlord may maintain Tenant's Signage and charge the costs thereof to Tenant as additional rent. At the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove Tenant's Signage and repair any damage or discoloration to the Building caused by the installation or removal thereof. Except for Tenant's Signage, Tenant shall have no right to place any sign upon the Premises, the Building, Site or Project or which can be seen from outside the Premises. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site.

6.4 HAZARDOUS MATERIALS. Except for materials used in connection with Tenant's business conducted from the Premises, including ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "HAZARDOUS MATERIALS" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs, but specifically excluding special, indirect or consequential damages including but not limited to claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

Landlord represents to Tenant that, to Landlord's actual knowledge as of the date of Landlord's delivery of the Premises to Tenant, the Building does not, except as may be disclosed in the April 28, 1996 Phase I Environmental Assessment Report No. 889-6E060 prepared by Professional Services Industries, Inc., contain Hazardous Materials in levels in excess of those permitted by Hazardous Materials laws existing as of the date of Landlord's delivery of the Premises to Tenant. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims and for reasonable attorneys' fees, consultant fees and expert fees, (but specifically excluding special, indirect or consequential damages including but not limited to claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease) to the extent arising as a result of any Hazardous Materials (1) located in, on, under or about the Building and/or Project as of the commencement of Tenant's occupancy of the Premises, or (2) hereafter caused to be located in, on, under or about the Building and/or Project by Landlord and/or any of Landlord's employees, agents or representatives or other tenants of the Project. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work. The covenants of Landlord under this Section 6.5 shall survive the expiration of the Term or earlier termination of this Lease. Notwithstanding anything above to the contrary, the foregoing indemnity shall not extend to Hazardous Materials caused to be located in the Building and/or the Project by Tenant or any of Tenant's Parties.

7. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in
Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section
1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes.

8. BROKERS. The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.13 of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold
Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.       SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in substantially the same condition and repair as received by Tenant, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section 18), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLD OVER WITH LANDLORD'S CONSENT. If, with Landlord's express written consent, Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant's obligation to pay all Excess Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to the greater of: (a) one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) one hundred twenty-five percent (125%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section
9.2. This Section 9.2 shall not be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

9.3 HOLD OVER WITHOUT LANDLORD'S CONSENT. If Tenant holds over after the expiration or earlier termination of the Lease Term without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all Excess Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to the greater of: (a) one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) one hundred twenty-five percent (125%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.3 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.3.

9.4      NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this
Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements, Tenant Changes or other alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building's standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to


                                      -l0-

Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.      CONDITION OF PREMISES; REPAIRS.

11.1 CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. Subject to Landlord's repair obligations set forth below, the taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, the Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto; provided, however, that notwithstanding anything herein to the contrary, Landlord shall, prior to the Commencement Date and at its sole cost and expense, (i) replace any missing window blinds to the extent any such blinds were previously located in the Premises and were not removed by Tenant, Tenant's employees, invitees or Tenant's Agents, and (ii) repair holes in the walls of the Premises to the extent not caused by Tenant, Tenant's employees, invitees or Tenant's Agents.

11.2 LANDLORD'S REPAIR OBLIGATIONS. Subject to Section 18.1 and 18.2 of this Lease, Landlord shall, as part of the Operating Expenses, repair and maintain
(a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic heating, ventilating, air conditioning ("HVAC"), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (but not any above standard improvements installed in the Premises such as, for example, but by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (c) the Common Areas; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance and repairs. Landlord shall not be liable to Tenant for failure to perform any such repairs or maintenance, unless Landlord shall fail to make such repairs and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need for such repairs. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.3 TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations specifically set forth in Sections 11.1, 11.2, 16.1, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair and preserve the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, all special or supplemental HVAC systems, electrical systems, pipes and conduits, located within the Premises, all fixtures, furniture and equipment, Tenant's storefront, Tenant's signs, locks, closing devices, security devices, widows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, custom lighting, and any alterations, additions and other property located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises to the extent the same is damaged or broken by Tenant, its agents, employees invitees, contractors or licensees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12.      ALTERATIONS.

12.1 TENANT CHANGES; CONDITIONS. Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "TENANT CHANGES") subject to and upon the following terms and conditions:

(a) Notwithstanding any provision in this Section 12 (including, but not limited to, Section 12.1(b)) to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed. However, Landlord's prior approval shall not be required for any Tenant Change which is cosmetic in nature (e.g. interior painting and wallpapering), or which satisfies each of the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Three Thousand Dollars ($3,000.00) individually. (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed Fifteen Thousand Dollars ($15,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Change at least ten (10) days prior to commencement of the work thereof; and (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days' prior written notice thereof; and (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 21.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change; provided, however, that Tenant shall not be required to obtain any such bond with respect to Tenant's construction of the Tenant Improvements or any Tenant Change costing less than One Hundred Thousand Dollars ($100,000.00). Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

(d) Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(e) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all laws, rules, regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(f) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of
         Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. Except for the Tenant Improvements constructed by Tenant which shall remain in the Premises, all Tenant Changes required by Landlord to be removed by Tenant at the time Landlord provided Tenant with Landlord's consent to a Tenant Change (or, in the event of a Pre-Approved Change (not requiring Landlord's consent), at the time Landlord approves Tenant's plans and specifications regarding such Pre-Approved Change), shall be removed by Tenant upon the expiration or earlier termination of this Lease. If Tenant is required to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, or if Tenant fails to comply with its obligations under Section 12.3, Landlord may, at its option, treat such failure as a hold over pursuant to Section 9.3 above, and/or may (without liability to Tenant for loss thereof, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

12.5 INITIAL IMPROVEMENTS IN THE PREMISES. Tenant shall be entitled to perform initial improvements in the Premises (including the Must Take Space) in accordance with this Section 12.5 and otherwise in accordance with Section 12. In connection therewith, Tenant shall be entitled to a one-time improvement allowance (the "IMPROVEMENT ALLOWANCE") in an amount up to Six Dollars ($6.00) per usable square foot of the Premises (including the Must Take Space) for the costs relating to the design and construction of Tenant's initial improvements in the Premises and which are to be permanently affixed to the Premises (the "TENANT IMPROVEMENTS") and the Improvement Allowance Items, which Improvement Allowance will only be disbursed by Landlord, if at all, in accordance with all of the terms and provisions of this Section 12.5. In no event shall Landlord be obligated to make disbursements under this Section 12.5 in a total amount which exceeds the Improvement Allowance. Any such Tenant Improvements made by Tenant shall be in accordance with, and subject to, Section 12 including, but not limited to, the terms and conditions of Section 12.1.

(a) Improvement Allowance Items. The Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "IMPROVEMENT ALLOWANCE ITEMS"):

         (i) Payment of the fees of the architect and engineer(s) retained by Tenant, and Landlord and Landlord's consultants in connection with the review of the plans and specifications prepared for the Tenant Improvements ("IMPROVEMENT DRAWINGS");

         (ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

         (iii) The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors' fees and general conditions;

         (iv) The cost of any changes in the existing Building when such changes are required by the Improvement Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

         (v) The cost of any changes to the Improvement Drawings or Tenant Improvements required by applicable building codes;

         (vi)     Sales and use taxes and Title 24 fees;

         (vii) Tenant's relocation expenses pertaining to Tenant's move into the Premises;

         (viii)   Cabling and wiring to be installed in the Premises; and

         (ix) Furniture, fixtures and equipment utilized by Tenant for the conduct of Tenant's business from the Premises.

(b) Disbursement of Improvement Allowance. Upon the execution and delivery of this Lease by Landlord and Tenant, Landlord shall disburse to Tenant the first one-half (1/2) of the Improvement Allowance to Tenant. On July 15, 1997, Landlord shall disburse to Tenant the second one-half (1/2) of the Improvement Allowance. Within thirty (30) days after the Commencement Date, Tenant shall provide to Landlord executed unconditional mechanics' lien releases from all of Tenant's Agents (as such term is defined below) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4).

(c) Other Terms. All Improvement Allowance Items for which the Improvement Allowance has been made available shall, except for Tenant's furniture, trade fixtures and equipment, be deemed Landlord's property. All drafts of the Improvement Drawings shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. In addition, all of Tenant's contractors, subcontractors, laborers, materialmen and suppliers (collectively, "TENANT'S AGENTS") shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed), except that subcontractors of Landlord's selection shall be retained by the Contractor to perform all mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work.

13. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14.      ASSIGNMENT AND SUBLETTING.

14.1     RESTRICTION ON TRANSFER. Except as otherwise expressly provided in this

Section 14, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a "TRANSFER"). Any Transfer without Landlord's consent (except for a Permitted Transfer pursuant to

Section 14.2 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this
Section 14, other than with respect to a Permitted Transfer under Section 14.2 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Section 14.

14.2 PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of Sections 14.1 above to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "PERMITTED TRANSFER"), without Landlord's consent and without extending any sublease or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern ("AFFILIATE"), provided that: (a) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Section 14.3 below; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) Tenant remains fully liable under this Lease; (d) the use of the Premises is permitted under Article 6 and, to the extent applicable, Section 1.5 of this Lease; and (e) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Section 14.

14.3 LANDLORD'S OPTIONS. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("TRANSFER NOTICE") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "TRANSFEREE"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer (pursuant to the terms and provisions of Section 14.2 hereof), Landlord shall have the option, exercisable by written notice delivered to Tenant within twenty (20) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, to: approve or disapprove such Transfer, which approval shall not be unreasonably withheld.

14.4 ADDITIONAL CONDITIONS; EXCESS RENT. If for a Transfer other than a Permitted Transfer, Landlord approves of the proposed Transfer pursuant to
Section 14.3 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a) the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another twenty (20) days after receipt thereof to make the election in
         Section 14.3 above);

(b) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

(c) no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d) one-half (1/2) of any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate,
         (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) the total rent paid to Landlord by Tenant for all days the portion of the Premises in question was vacated commencing on and after the Downtime Start Date (as defined below), plus (iii) any reasonable brokerage commissions, attorneys' fees, moving costs and other economic concessions actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten
         (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder. The Downtime Start Date shall mean the later of (A) the date which Tenant vacates and does not reoccupy the portion of the Premises in question and delivers written notice of the same to Landlord, and
         (B) the date Tenant enters into a listing agreement for the portion of the Premises in question with a reputable broker, and provides Landlord with written notice thereof.

14.5 REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer (other than a Permitted Transfer) pursuant to Section 14.3 shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term; (b) the proposed Transferee is an existing tenant of the Project and Landlord is unable to accommodate such existing tenant's space needs; (c) the proposed Transferee is a governmental entity which (i) is capable of exercising the power of eminent domain or condemnation or (ii) is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction which is not consistent with the quality of the Building, or which would reasonably offend a landlord of a building comparable to the Building, (iii) would significantly increase the human traffic in the Premises or the Building beyond the traffic which generally results from general office use of space in a first-class office building or (iv) is engaged in the business of law enforcement; (d) the portion of the Premises to be sublet or assigned is irregular in shape with legally inadequate means of ingress and egress; (e) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 6 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Building; (f) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (g) the Transferee is not, in Landlord's reasonable opinion, of reputable or good character.

14.6 NO RELEASE. No Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee except for an Affiliate remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

14.7 ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus any reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise). Acceptance of the $500.00 administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.8     MATERIAL INDUCEMENT. Tenant understands, acknowledges and agrees that
(a) Landlord's option to sublease from Tenant any space which Tenant proposes to sublease or terminate this Lease upon any proposed assignment or encumbrance of this Lease by Tenant as provided in Section 14.3(b) above rather than approve the proposed sublease, assignment or encumbrance, and (b) Landlord's right to receive any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times following prior notice to Tenant (which, except in the case of emergencies and except with respect to ordinary services to be provided by Landlord within the Premises, shall be no less than twenty-four (24) hours prior notice) have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises; provided, however, that Tenant reserves the right to not provide Landlord with a key to certain offices designed by Tenant in writing to Landlord; provided further, however, that Tenant hereby agrees to release Landlord from any liability, claim, loss or damage arising from Landlord's inability to access such offices. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's gross negligence or willful misconduct.

16.      UTILITIES AND SERVICES.

16.1 STANDARD UTILITIES AND SERVICES. As long as Tenant has not committed an uncured default under any of the provisions of this Lease, and subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services, the costs of which shall be included in Operating Expenses, unless otherwise specified below (Landlord reserves the right to adopt non-discriminatory modifications and additions to the following provisions from time to time):

(a) Landlord shall make the elevator of the Building available for Tenant's non-exclusive use, twenty-four (24) hours per day.

(b) Landlord shall furnish during the Business Hours for the Building specified in Section 1.17 of the Summary, heating, ventilation and air conditioning ("HVAC") for the Premises as required for the comfortable and normal occupancy of the Premises. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Section 16, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeyman's wages for HVAC mechanics. If Tenant desires HVAC at any time other than during the Business Hours for the Building, Landlord shall provide such "after-hours" usage after advance reasonable request by Tenant, and Tenant shall pay to Landlord, as additional rent (and not as part of the Operating Expenses) the actual cost, as fairly determined by Landlord from time to time throughout the term of this Lease, of such after-hours usage (as well as the actual cost of any HVAC used by Tenant in excess of what Landlord considers reasonable or normal), including any minimum hour charges for after-hours requests and any special start-up costs for after-hours services which requires a special start-up (such as late evenings, weekends and holidays). As of the date of this Lease, the charge (including start up costs) for after-hours HVAC is Twenty-Five Dollars ($25.00) per hour for each HVAC zone contained in the Premises for which after-hours HVAC is requested (which after-hours charges are, from time to time throughout the Lease Term, subject to increases or decreases in Landlord's actual costs to provide such after-hours HVAC).

         Landlord shall furnish to the Premises twenty-four (24) hours per day, reasonable quantities of electric current as required in Landlord's judgment for normal lighting and fractional horsepower office business machines. In no event shall Tenant's use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Landlord shall also furnish water to the Premises twenty-four (24) hours per day for drinking and lavatory purposes, in such quantities as required in Landlord's judgment for the comfortable and normal use of the Premises. If Tenant requires or consumes water or electrical power in excess of what is considered reasonable or normal by Landlord, Landlord may require Tenant to pay to Landlord, as additional rent the cost as fairly determined by Landlord incurred for such excess usage.

(d) Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting and cleaning (and shall include coffee and eating area cleaning) by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning except on a periodic basis, and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as determined by Landlord at Landlord's sole discretion. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

(e) Landlord shall provide security service for the Building, in a manner deemed reasonable by Landlord at Landlord's sole discretion, from the Commencement Date throughout the Term. Landlord shall also provide a card reader access system for the Premises and the elevators serving the Premises restricting access to Tenant's floor in the Building and shall provide access cards for all of Tenant's employees, at Landlord's sole cost and expense; provided, however, that all replacement cards shall be at Tenant's sole cost and expense. Notwithstanding anything above to the contrary, Tenant acknowledges and agrees that it shall be Tenant's responsibility to take appropriate measures to ensure the protection of Tenant, Tenant's employees and visitors and its and their respective property from the acts of third parties. Landlord does not represent or assume responsibility that Tenant will be secure from the acts of third parties.

(f) At landlord's option, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant's consumption of such utilities, including any after-hours and extraordinary usage described above. Tenant shall pay to Landlord, within ten (10) days after demand, the cost of the installation, maintenance and repair of such meter(s).

16.2 TENANT'S OBLIGATIONS. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations arid requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or, other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

16.3 FAILURE TO PROVIDE UTILITIES. Landlord's failure to furnish any of the utilities and services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of
Landlord: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Sections
18.3 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Notwithstanding anything to the contrary contained in this Section 16.3, if for reasons not caused by Tenant, any Affiliate of Tenant, or any of their respective employees, contractors, invitees or agents, for more than five (5) consecutive business days following written notice to Landlord (the "ELIGIBILITY PERIOD"), there is an interruption of essential utilities such that Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Tenant's rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes as reasonably determined by Tenant, as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of rent. However, in the event that Tenant is prevented from conducting and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. This Section 16.3 shall not apply in case of damage to, or destruction of, the Premises or the Building, or any eminent domain proceedings which shall be governed by separate provisions of this Lease.

17.  INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this
Section 17.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Indemnified Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (but not for injury to, or interference with, Landlord's or any Landlord Indemnified Parties' business or for consequential damages) (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT PARTIES"); (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3 LANDLORD'S INDEMNIFICATION OF TENANT. Notwithstanding anything to the contrary contained in Section 17.2 above, subject to the limitation on Landlord's liability contained in Section 31 below and the mutual waivers contained in Section 22 below, Landlord will be liable for, and agrees to indemnify, protect, defend and hold harmless Tenant and Tenant's agents, successors and assigns (collectively, "TENANT INDEMNIFIED PARTIES"), from and against, any Indemnified Claims (as defined in Section 17.2 above) (but not for injury to, or interference with, Tenant's or any Tenant Indemnified Parties' business or for consequential damages), to the extent any such Indemnified Claim arises or results from (a) any negligent or willful act or omission of Landlord or any Landlord Parties; (b) any default by Landlord of any obligations on Landlord's part to be performed under the terms of this Lease; and (c) to the extent covered by the insurance required to be maintained by Landlord under this Lease (or which would have been covered if Landlord had carried such required insurance), any acts or omissions of any third parties occurring in the Common Areas other than the gross negligence or willful misconduct of Tenant or any Tenant Parties; provided, however, that Landlord's indemnity shall not apply or extend to any such damage or injury which occurs within the Premises which is covered by any insurance maintained by Tenant or any Tenant Indemnified Parties (or which would have been covered had Tenant obtained the insurance required under this Lease). In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such injury or damage indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, agrees to defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval Tenant will not unreasonably withhold.

17.4 SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligations under Section 17.2 shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Sections 17.1 and
17.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

18.  DAMAGE OR DESTRUCTION.

18.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (or Landlord would have received such insurance proceeds if Landlord carried the insurance required to be carried by Landlord pursuant to Section 21 hereof) (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to
Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part of the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the Tenant Improvements and Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice ("ELECTION NOTICE") to Tenant of its intention to repair or terminate within the later of forty-five (45) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor.

18.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Sections 12.1(c) and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

18.3 ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the Rentable Square Feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Square Feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date Tenant notifies Landlord of the need for such repair, reconstruction or restoration or the date specified in Landlord's Election Notice, whichever is later, then any party who has not caused such delay may elect to terminate this Lease upon thirty (30) days' prior written notice sent to the other; provided, however, if Tenant terminates this Lease, Landlord may rescind such termination by completing such work within ten (10) days following Tenant's election to terminate.

18.5 DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections
18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

18.6 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code
Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties lo terminate this Lease as a result of any damage or destruction).

19.  EMINENT DOMAIN.

19.1 SUBSTANTIAL TAKING. Subject to the provisions of Section 19.4 below in case the whole of the Premises, of such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

19.3 CONDEMNATION AWARD. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord except for the unamortized value of the Tenant Improvements (in excess of the Improvement Allowance) and any Tenant Changes, which shall belong to Tenant. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

19.4 TEMPORARY TAKING. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

20.  TENANT'S INSURANCE.

20.1 TYPES OF INSURANCE. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) All Risk insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief and earthquake coverage upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less than the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with an initial combined single limit of liability of not less than Two Million Dollars ($2,000,000.00). The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating VIII/B+ in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1 (a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) shall not have a deductible amount exceeding Twenty-Five Thousand Dollars ($25,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing;
(f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below: (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than ten (10) days prior to any material change, reduction in coverage, cancellation or other termination thereof; and (h) contain a cross liability or severability of interest endorsement. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Tenant takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this
Section 20). Tenant shall cause replacement policies or certificates to be delivered to Landlord no later than ten (10) days after to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in
Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense. At Tenant's option, Tenant's insurance may be carried under a blanket policy reasonably approved by Landlord.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21. LANDLORD'S INSURANCE. During the Term, Landlord shall insure the Building, the Premises and the Tenant Improvements initially installed in the Premises (including the Must Take Space) pursuant to Section 12.5 (excluding, however, Tenant's furniture, equipment and other personal property and any Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord's option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects and Landlord shall reasonably allocate the cost of such blanket or umbrella policies between such other buildings and projects and the Building and the Project. In addition, at Landlord's option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 shall be included in Operating Expenses. Landlord's fire and standard extended coverage insurance shall be in an amount equal to one hundred percent (100%) of the replacement cost of the Building.

22.  WAIVER OF CLAIMS; WAIVER OF SUBROGATION.

22.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) property damage insured against under any property insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) property damage which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 WAIVER OF INSURERS. Each party shall cause each property insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) abandonment of the Premises by Tenant. "ABANDONMENT" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, within ten
         (10) days after written notice thereof from Landlord to Tenant;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1 (a) or
         (b) above, where such failure shall continue for a period of thirty
         (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice Required under California Code of Civil Procedure, Section 1161 and provided further that, if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; and

(d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

23.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs: attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the "WORTH AT THE TIME OF AWARD" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

23.6 INTEREST. If any monthly installment of Rent or Project Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord within ten (10) days after written notice to Tenant, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly if any monthly installment of Monthly Basic Rent or Project Operating Expenses or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days after written notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8    LANDLORD'S LIEN WAIVER.

If Tenant desires to obtain a loan secured by Tenant's personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith, Landlord shall provide Tenant with a commercially reasonable form of lien waiver, provided that Tenant delivers such request in writing to Landlord together with a nonrefundable processing fee in the amount of three hundred dollars ($300.00).

23.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including
Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

24. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; and (b) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof.

If Landlord fails to perform any obligation under this Lease within the time periods set forth in this Section 24 following receipt of written notice from Tenant to Landlord and its lender pursuant to Section 28 hereof, then Tenant shall be permitted to perform such obligations on Landlord's behalf, provided Tenant first delivers to Landlord (and its lender) an estimate of the cost to cure and an additional two (2) business days' prior written notice that Tenant will be performing such obligations, and provided Landlord fails to commence to perform such obligations within such additional two (2) business day period or to thereafter diligently pursue such cure to completion. If the obligations to be performed by Tenant will affect the Building's life safety, electrical, plumbing or sprinkler systems, then Tenant shall use only those contractors used by Landlord in the Building for work on such systems or such other contractors as are commonly used by owners of first-class office buildings in San Diego.
All other contractors shall be licensed and bonded and all requisite permits must have been obtained for the desired work. Any work performed by or on behalf of Tenant shall be performed in accordance with the provisions of Sections 12.1(e) and (f) of this Lease, except that Tenant will not be required to obtain any consent or approval from Landlord. Promptly following completion of any such work, Tenant shall deliver to Landlord an invoice containing a particularized breakdown of the costs incurred by Tenant in connection therewith (the "INVOICE"). If, within thirty (30) days following Landlord's receipt of the Invoice, Landlord does not either pay the sums set forth in the Invoice or deliver written notice to Tenant objecting to the amounts set forth in the Invoice, then Tenant may deduct the amounts set forth in the Invoice, together with interest thereon at the Interest Rate, against rent. If Landlord gives Tenant written notice of Landlord's objection to the amounts set forth in the Invoice within such thirty (30) day period, then Tenant shall not have any right to offset the cost of performing any such obligations against rental or other charges payable under this Lease, but Tenant shall have the right to pursue any other remedies against Landlord available to it under applicable law, including the right to have the dispute resolved by arbitration pursuant to Section 34. If the dispute is resolved by arbitration pursuant to Section 34 and it is held that Tenant is entitled to reimbursement of all or a portion of sums previously objected to by Landlord, and if Landlord fails to reimburse Tenant such sums, together with interest thereon at the Interest Rate, within thirty (30) days following such arbitration decision, then Tenant may deduct such sums against rent. Notwithstanding the foregoing, Tenant may elect to have Tenant's right to perform such obligations of Landlord, and the appropriate cost thereof, determined by arbitration prior to Tenant's undertaking such performance, and such arbitration shall be binding upon the parties.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, and conditioned upon such mortgagee or lessor agreeing to provide Tenant with a commercially reasonable form of non-disturbance agreement, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord and any mortgagee and/or ground lessor of Landlord, as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current of future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within said ten day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above. Landlord agrees to use commercially reasonable efforts to cause the mortgagee existing as of the date hereof to provide Tenant with a commercially reasonable nondisturbance agreement within sixty (60) days after the date hereof.

26.  ESTOPPEL CERTIFICATE.

26.1 TENANT'S OBLIGATIONS. Within ten (10) business days following written request, each party shall execute and deliver to the other an estoppel certificate, in a form substantially similar to the form of Exhibit "F" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of the responding party's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by the requesting party. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

26.2 TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance; and (c) not more than one (1) month's rental has been paid in advance. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 26.1 above.

27.  [INTENTIONALLY DELETED].

28.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

28.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or Site, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within fifteen (15) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder. Without limiting the generality of the foregoing, no such modification shall: (i) increase the amount or frequency of payment of rent or other monetary obligations of Tenant;
(ii) reduce, enlarge or change the location of the Premises; (iii) reduce Tenant's signage rights; (iv) eliminate or restrict any options granted to Tenant; or (v) eliminate or modify Tenant's rights under Section 33.6 of this Lease. Upon request of Tenant, Landlord shall reimburse Tenant for its reasonable out-of-pocket legal and other costs incurred in reviewing such amendment, not to exceed Two Hundred Fifty Dollars ($250.00).

28.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder) Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease.

30. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord's partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Building and proceeds therefrom, and no other assets of Landlord.

32.  MISCELLANEOUS.

32.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located.

32.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all reasonable, actual costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs), shall be paid by the other party.

32.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6 TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

32.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "DAYS" shall mean calendar days unless specifically modified herein to be "business" days.

32.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease; (except for Tenant's obligation to pay Monthly Basic Rent and Excess Expenses under Sections 4 and 5 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Site, Building and Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once the Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

32.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

32.12 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.13 FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

32.14 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to Percentage Rent payable hereunder, if any, are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

32.15 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Project Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.16 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.17 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms (i) to prospective subtenants or assignees under this Lease or (ii) as part of Tenant's disclosure requirements under applicable law.

32.18 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33.  LEASE EXECUTION.

33.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and the Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

33.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3 [INTENTIONALLY DELETED].

33.4 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

33.5 ANTENNAS/COMMUNICATIONS. Subject to the terms hereof, and subject to the approval by all governmental authorities, the Original Tenant shall have the right, at its sole cost and expense and in compliance with all applicable laws, to install an antenna, microwave or other transmission equipment (the "COMMUNICATIONS EQUIPMENT") approved by Landlord on the roof of the Building. Tenant shall submit the proposed location(s) for such Communications Equipment to Landlord for Landlord's approval, which approval shall not be unreasonably withheld. Landlord may require Tenant, at Tenant's sole cost and expense, to screen from view any such Communications Equipment. Tenant shall be responsible to repair all damage to the Project resulting from the installation of such Communications Equipment and shall maintain such Communications Equipment in good condition. The installation of such Communications Equipment shall be performed in accordance with the requirements of Section 12. Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's request, remove all such Communications Equipment and repair all damage resulting from such removal. Tenant agrees to reimburse Landlord, upon demand, for any additional cost of insurance attributed to the installation or existence of such Communications Equipment. Tenant shall arrange for its liability and property insurance required to be maintained by Tenant under the Lease to include coverage for the Communications Equipment and for all activities upon the roof of the Building by Tenant or any Tenant Parties. In addition, Tenant's indemnification of Landlord under Section 17 of the Lease shall apply to any acts of Tenant or any Tenant Parties upon the roof of the Building or otherwise with respect to the Communications Equipment. Tenant shall pay for all utilities hook-up charges necessary For the installation of the Communications Equipment, and shall pay for the maintenance and service of said utilities. To the extent feasible (at Landlord's discretion), Landlord shall allow Tenant, at Tenant's sole cost, to hook up the Communications Equipment to the Building electrical system in accordance with the provisions of the Lease and under the supervision of Landlord. Landlord may also require that the utilities serving the Communications Equipment be separately metered at Tenant's sole cost and expense. Tenant shall indemnify, defend, protect and hold harmless Landlord against and from any and all claims arising from or relating to (i) the Communications Equipment and its related improvements and the installation, operation, maintenance and repair thereof, and (ii) electrical power interruptions or interruptions with communication facilities of other Building tenants. For the purposes hereof, "CLAIMS" shall be defined to include without limitation, obligations, liabilities, claims, liens, encumbrances, actions, causes of action, losses, damages, costs, expenses and attorneys' fees and costs; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Building relative to the Communications Equipment from any cause whatsoever except to the extent of the sole gross negligence or willful misconduct of Landlord.

33.6 TENANT'S LIMITED RIGHT TO TERMINATE LEASE. Landlord and Tenant acknowledge and agree that, as a material inducement to Tenant entering into this Lease and notwithstanding the existence of this Lease, Tenant desires to either (a) enter into a build-to-suit lease transaction with Landlord for a minimum of 100,000 square feet of office/manufacturing space in a building to be constructed by Landlord (or that Landlord will cause to be constructed) in the greater San Diego area substantially similar in quality and geographic environment to the Premises for a minimum lease term of ten (10) years (the "BUILD-TO-SUIT TRANSACTION"), or (b) relocate to another project owned by Landlord in the greater San Diego area substantially similar in quality and geographic environment to the Premises for a minimum square footage requirement of at least one hundred twenty-five percent (125%) of the Premises then being leased by Tenant hereunder for a minimum lease term of ten (10) years (the "RELOCATION TRANSACTION"). The Build-to-Suit Transaction and the Relocation Transaction are collectively referred to herein as the "NEW LEASE TRANSACTIONS". As soon as reasonably practicable after the execution and delivery of this Lease by Landlord and Tenant, but in no event later than the first annual anniversary of the Commencement Date, Landlord and Tenant covenant that they will negotiate in good faith either the Build-to-Suit Transaction or the Relocation Transaction. Without limiting the generality of the foregoing, Tenant covenants to Landlord that Tenant will execute a lease with Landlord for a New Lease Transaction to the extent the New Lease Transaction is based on a lease containing commercially reasonable market-based economic and legal terms and provisions; provided, however, that Landlord and Tenant agree that the legal terms and provisions of the New Lease Transaction shall be deemed to be commercially reasonable to the extent the New Lease Transaction contains substantial the same legal terms and provisions as this Lease. In the event that a New Lease Transaction is not consummated by Landlord and Tenant by the second (2nd) annual anniversary of the Commencement Date and provided Tenant fully and completely satisfies each of the conditions set forth in this Section 33.6, Tenant shall have a one-time option ("TERMINATION OPTION") to terminate this Lease exercisable at any time after the second (2nd) annual anniversary of the Commencement Date effective at the end of any of months thirty-six (36) through forty-two (42) of the Term of this Lease as set forth in Tenant's Termination Notice (as defined below) (the "TERMINATION DATE"); provided, however, that Landlord and Tenant agree that in the negotiation and documentation of the New Lease Transaction, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in a frustration of the reasonable expectations of a sophisticated landlord or tenant concerning the benefits to be enjoyed under the New Lease Transaction. In order to exercise the Termination Option and subject to all of the other terms and conditions in this Section 33.6, Tenant must fully and completely satisfy each and every one of the following conditions:

(a) Tenant must give Landlord written notice ("TERMINATION NOTICE") of its intention to terminate this Lease, which Termination Notice must be delivered to Landlord at least six (6) months prior to the Termination Date;

(b) At the time of the Termination Notice, Tenant shall not be in default under this Lease after the expiration of the applicable notice and cure periods;

(c) Concurrently with Tenant's delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord an amount equal to the sum of
         (i) the unamortized balance, as of the Termination Date, of (1) the Tenant Improvement Allowance actually utilized by Tenant, (2) the real estate brokerage commissions paid by Landlord in connection with this Lease, and (3) Tenant's free rent for months 2-7 of the Lease Term, plus (ii) an amount equal to one (1) months' Monthly Basic Rent calculated at the rate payable at the time of Termination Notice. Amortization pursuant to this Section 33.6 shall be calculated on a sixty-six (66) month amortization schedule commencing as of the Commencement Date based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of ten percent (10%) per annum.

Upon Tenant's compliance with the provisions of Subsections (a), (b) and (c) above, Landlord agrees to promptly execute and deliver to Tenant an acknowledgment that the Lease terminates as of the Termination Date, except for those rights and obligations in this Lease which expressly survive its expiration. Notwithstanding anything contained in this Section 33.6 to the contrary, Landlord and Tenant acknowledge and agree that it is the intent of Landlord and Tenant that Tenant shall (subject to this Section 33.6) only have the right to terminate this Lease so long as Landlord is unable to accommodate Tenant on a New Lease Transaction and, in this regard, Tenant acknowledges and agrees that Tenant shall not utilize the Termination Option as a subterfuge to avoid Tenant's obligations under this Lease.

33.7 [INTENTIONALLY DELETED].

34. ARBITRATION. In the event of any dispute by Landlord of Tenant's audit of Operating Expenses as set forth in Section 4.9 or in the event of a dispute under Section 24 concerning Tenant's right to offset, such dispute shall be resolved through binding arbitration pursuant to this Section 34. If demand for arbitration is timely made as provided in Subsection (a) below, such arbitration shall be conducted in accordance with Title 9 of the California Code of Civil Procedure, Section 1280, et seq., unless otherwise specified herein. The arbitrator shall be selected from the Commercial Arbitration panel of the American Arbitration Association and shall have commercial real estate leasing and, with respect to a dispute under Section 4.9 hereof, accounting expertise. Any such arbitration shall be held and conducted, within thirty (30) days after the selection of an arbitrator, in Los Angeles County, California. The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

(a) Any demand for arbitration shall be in writing and must be made and served on Tenant within a reasonable time after the claim, dispute or other matter in questions has arisen and in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statute of limitations.

(b) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties.

(c) A party can require the arbitrator to make specific rulings on specific items or questions of fact. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

(d) Final decision by the arbitrator must be provided to the parties within thirty (30) days from the date on which the matter is submitted to the arbitrator.

(e) The prevailing party (as defined below) shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses (including without limitation the fees and costs of the court reporter described in Subsection (c) above), and other costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise.

(f) As used herein, the term "prevailing party" shall mean the party, if any, that the arbitrator determines is "clearly the prevailing party."

(g) Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise. If there is no prevailing party, the parties shall bear their own fees and costs and split the fees and costs of the arbitrator and court reporter.

(h) The award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter. The provisions of this Section 34 are not intended to alter the applicable provisions of law which provide the grounds on which a court may vacate an arbitration award.

(i) The provisions of this Section 34 are not intended to require (1) Landlord to arbitrate any matters relating to any monetary default by Tenant under this Lease, which matters shall, at the election of Landlord, be governed by the applicable provisions of this Lease and/or applicable law, or (2) either party to arbitrate any matters arising under this Lease which are not described in the first sentence of this
         Section 34.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:                                LANDLORD:

MAXWELL TECHNOLOGIES, INC.,            AEW/LBA ACQUISITION COMPANY II, LLC, a
a Delaware corporation                 California limited liability company

                                       By:  LBA, Inc., a California corporation,
By:  /s/ Gary Davidson                      Its: Agent
     ------------------------------
     Print Name: Gary Davidson
                -------------------
     Print Title: CFO
                  -----------------         By: /s/ [NAME ILLEGIBLE]
                                               ---------------------------------
                                               Print Name:
                                                          ----------------------
                                               Its: Authorized Signatory

                                  EXHIBIT "A"

                                   SITE PLAN

                         [METROPOLITAN OFFICE PARK MAP]

                                  EXHIBIT "A"

                                  EXHIBIT "B"

                                   FLOOR PLAN

                                [FLOOR PLAN MAP]

                                  EXHIBIT "B"

                                  EXHIBIT "C"
                             [INTENTIONALLY DELETED]

                                  EXHIBIT "C"

                                  EXHIBIT "D"

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES



To: _______________________________            Date:  __________________________

Re:      Office Lease dated ___________________________,1997 between AEW/LBA
         ACQUISITION COMPANY II, LLC, a California limited liability company, Landlord, and MAXWELL TECHNOLOGIES, INC., a Delaware corporation, Tenant, concerning Suite 400 ("PREMISES") located at 9275 Skypark Court, San Diego, California 92123.

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for ________________(__) years, with __________________(__)
         options to renew for __________________(__) years each, and commenced upon the Commencement Date of _________________, 19__ and is currently scheduled to expire on _________________, 19__, subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on _____________________, 19__.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to ___________________________ at __________________________.

6. The exact number of rentable square feet within the Premises is ___________ square feet. The exact number of usable square feet within the Premises is _____________ square feet.

7. Tenant's Percentage, as adjusted based upon the exact number of Rentable Square Feet within the Premises, is _________%

                               AGREED AND ACCEPTED

TENANT:                               LANDLORD:

MAXWELL TECHNOLOGIES, INC.,           AEW/LBA ACQUISITION COMPANY II, LLC, a
a Delaware corporation                California limited liability company

                                      By:   LBA, Inc., a California corporation,
By:  _____________________________          Its: Agent
     Print Name:__________________
     Print Title:_________________
                                            By:  _______________________________
                                                 Print Name:____________________
By:  _____________________________               Its: Authorized Signatory
     Print Name:__________________
     Print Title:_________________

                         SAMPLE ONLY (NOT FOR EXECUTION]


                                   EXHIBIT "D"

                                   EXHIBIT "E"

                              RULES AND REGULATIONS



1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Except as expressly provided in Section 33.5 of the Lease, Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. [INTENTIONALLY DELETED].

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord's janitorial contractors in accordance with the provisions of Section 18.1(d) of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not, except as otherwise expressly provided in Section 15 of the Lease, alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

7. Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense. Except for machines for the use contemplated by Section
1.5 of this Lease, no machines other than standard office machines, such as typewriters and calculators, photo copiers, personal computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.

8. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevator, except between such hours as shall be reasonably designated by Landlord; provided, however, that Tenant shall be allowed to move into the Premises during the Business Hours for the Building so long as such move-in does not, in Landlord's reasonable discretion, interfere with Landlord's operation of the Building or the business operations of any occupant of the Building and provided further that Tenant complies with Landlord's reasonable directives regarding such move-in during the Business Hours of the Building. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, Tenant shall


                                   EXHIBIT "E"
not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord unless approved by Landlord in Landlord's reasonable discretion.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

13. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building, Site or Project; (b) change the address of the Building or Project, and/or (c) install, replace or change any signs in, on or about the Common Areas, the Building or Site (except for Tenant's signs, if any, which are expressly permitted by the Lease).

14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant's computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Except as expressly provided in Section 33.5 of the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

20. Except for the primary use by Tenant's employees, Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

23. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave as well as other equipment to the extent such other equipment is typically found in office space comparable to the Premises in buildings comparable to the Building, shall be permitted, provided that all such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant's address.

27. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

29. Landlord agrees that the Rules and Regulations shall be enforced in a non-discriminatory manner.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project or Building.

31. Landlord reserves the right to make such other and reasonable non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional reasonable and non-discriminatory rules and regulations which are adopted.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

33. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

                          PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Building's parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles;
(c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord's parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. Tenant's continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant's right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord's parking operator within five (5) days of request, which agreement shall be consistent with the Lease and these parking rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities so long as Tenant's parking rights under the Lease are not adversely affected. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense

                                   EXHIBIT "F"

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE



The undersigned ("TENANT") hereby certifies to AEW/LBA ACQUISITION COMPANY II, LLC, a California limited liability company ("LANDLORD") as follows:

1. Attached hereto is a true, correct and complete copy of that certain Office Lease dated ___________________, 19__ between Landlord and Tenant (the "LEASE"), which demises Premises which are located at _________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on ________________, 19__.

3. The term of the Lease is currently scheduled to expire on ____________, 19__.

4. Tenant has no option to renew or extend the Term of the Lease except: _______
_______________________________________________________________________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:
_______________________________________________________________________________.

6. The Lease has: (Initial One)

   ( ) not been amended, modified, supplemented, extended, renewed or assigned.

   ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:
       _________________________________________________________________________
       ________________________________________________________________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: _____________________________________________________________
_______________________________________________________________________________.

8. The current Monthly Basic Rent is $_____________; and current monthly parking charges are $________________.

9. Tenant's Percentage is ___________%, and Tenant's Percentage of Operating Expenses currently payable by Tenant is $______________ per month, which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses in excess of:

      (Complete One)   $________________ per year (expense stop), or

                       the Operating Expenses incurred in calendar year________.

10. The amount of security deposit (if any) is $________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.


                                   EXHIBIT "F"

The foregoing certification is made with the knowledge that is about to [fund a loan to Landlord or purchase the Building from Landlord], and that is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: ______________, 19 __.

       "TENANT"                             MAXWELL TECHNOLOGIES, INC.,
                                            a Delaware corporation


                                            By:   ______________________________
                                            Print Name:  _______________________
                                            Its:  ______________________________


                                       F-2